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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                FORM 8-K


                         CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                               July 1, 2009
                               ------------

                       WESTAMERICA BANCORPORATION
                       --------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                CALIFORNIA
                                ----------
              (State or Other Jurisdiction of Incorporation)


                001-9383                       94-2156203
                --------                       ----------
        (Commission File Number)    (IRS Employer Identification No.)


         1108 Fifth Avenue, San Rafael, California          94901
         ----------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)


                               (707) 863-6000
                               --------------
            (Registrant's Telephone Number, Including Area Code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))


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Item 8.01:  Other Events
------------------------

San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC), parent company of Westamerica Bank, provides the following update on environmental conditions and expected operating results. Management expects a stable net interest margin in the second quarter 2009 relative to the prior quarter. The provision for loan losses will be increased to $2.6 million to compensate for increased net loan losses. Noninterest income will approximate $16.4 million. Noninterest expense will approximate $38.7 million, reflecting industry-wide increases in FDIC insurance assessments; the increase in Westamerica's FDIC assessments relative to the first quarter 2009 is equivalent to $0.06 diluted earnings per common share (EPS). The Company expects to report second quarter 2009 EPS of $0.75 and annualized return on average common equity of 19 percent.

Westamerica anticipates a second quarter 2009 provision for loan losses of $2.6 million, compared to $1.8 million in the first quarter 2009. Annualized net loan losses to average non-covered loans will approximate 0.56 percent in the second quarter. The increase in net charge-offs in the second quarter is generally attributable to one commercial borrower. Non-covered nonperforming assets will approximate $35 million at June 30, 2009. The June 30, 2009 loan loss reserve as a percentage of non-covered loans is expected to be 1.86 percent, unchanged from 1.86 percent at March 31, 2009.

Westamerica Bank recently amended its March 31, 2009 Call Report to reduce the regulatory risk-weighting for loans and other real estate owned covered under a loss-sharing agreement with the FDIC. This adjustment to risk-weighted assets resulted in higher March 31, 2009 regulatory total capital ratios of
14.46 percent and 13.90 percent for Westamerica Bancorporation and Westamerica Bank, respectively. Net income is expected to exceed shareholder dividends during the second quarter, increasing the Company's capital levels. Investment portfolio liquidity and an approximate 2 percent decline in average loan volumes since March 2009 have reduced risk-weighted assets during the second quarter. The Company expects higher capital ratios at June 30, 2009 compared to March 31, 2009. Management anticipates applying operating cash flow to redeem TARP preferred stock in installments as early as July 2009. Second quarter 2009 TARP preferred stock dividends of $1.1 million are equivalent to $0.04 EPS.

Non-interest expense will be impacted by increased FDIC insurance assessments. On February 27, 2009, the FDIC modified the risk-based assessment system and set higher assessment rates beginning April 1, 2009. Additionally, Westamerica's average total deposit assessment base increased in the second quarter due to County bank deposits assumed from the FDIC on February 6, 2009. Further, on May 22, 2009, the FDIC adopted a final rule imposing a special assessment to address the under-funded status of the Deposit Insurance Fund. Westamerica's second quarter 2009 special assessment is estimated to be $2.3 million. As previously disclosed, Westamerica Bank's assessment credits will become fully exhausted in the second quarter 2009. The second quarter 2009 regular and special assessments, net of assessment credits, are estimated to total approximately $3.2 million, compared to total net assessments of $157 thousand in the first quarter 2009. Based on current assessment rates and deposit volumes, Management expects regular quarterly assessments of approximately $1.5 million, equivalent to $0.03 EPS. In FIL-23-2009, the FDIC stated "an additional special assessment
..... later in 2009 is probable, but the amount is uncertain."

For additional information contact:
               Westamerica Bancorporation
               Robert A. Thorson  -  SVP & Chief Financial Officer
               707-863-6840


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FORWARD-LOOKING INFORMATION:
---------------------------

This Form 8-K contains forward-looking statements about Westamerica Bancorporation for which it claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "projected", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

These forward-looking statements are based on Management's current knowledge and belief and include information concerning the Company's possible or assumed future financial condition and results of operations. A number of factors, some of which are beyond the Company's ability to predict or control, could cause future results to differ materially from those contemplated. The Company's most recent annual report for the year ended December 31, 2008 and quarterly report for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission describe some of these factors. These factors include but are not limited to (1) the length and severity of current difficulties in the national and California economies and the effects of federal government efforts to address those difficulties; (2) continued low liquidity levels in capital markets; (3) fluctuations in asset prices including, but not limited to, stocks, bonds, real estate, and commodities; (4) the effect of acquisitions and integration of acquired businesses including the recently acquired County Bank;
(5) economic uncertainty created by terrorist threats and attacks on the United States, the actions taken in response, and the uncertain effect of these events on the national and regional economies; (6) changes in the interest rate environment; (7) changes in the regulatory environment; (8) significantly increasing competitive pressure in the banking industry; (9) operational risks including data processing system failures or fraud; (10) volatility of rate sensitive loans, deposits and investments; (11) asset/liability management risks and liquidity risks; and (12) changes in the securities markets. The Company undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date forward-looking statements are made.

Forward-looking statements speak only as of the date they are made.

                                 #####


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                               Signatures

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westamerica Bancorporation

/s/    JOHN "ROBERT" THORSON
-------------------------------------------------
John "Robert" Thorson
Senior Vice President and Chief Financial Officer
July 1, 2009